UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2009

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)
______

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive, Irvine, California		92618-2338
(Address of Principal Executive Offices)		(Zip Code)

(949) 789-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 12, 2009, Standard Pacific Corp. (the “Company”) entered into an Eighth Amendment to Revolving Credit Agreement and Seventh Amendment to Term Loan A Credit Agreement, by and among the Company, Bank of America, N.A., (“Bank of America”), as Administrative Agent for the Revolving Lenders and as Administrative Agent for the Term A Lenders, and the Revolving Lenders and the Term A Lenders signatory thereto (the “Amendment”).  The Amendment amended (i) the Revolving Credit Agreement, dated as of August 31, 2005 (as amended, the “Revolving Credit Agreement”), among the Company, Bank of America, as Administrative Agent, and the lenders party thereto and (ii) the Term Loan A Credit Agreement, dated as of May 5, 2006 (as amended, the “Term Loan A Credit Agreement”), among the Company, Bank of America, as Administrative Agent, and the lenders party thereto.

Pursuant to the Amendment, among other things, the Company (i) reduced the total commitment under the Revolving Credit Agreement from $361.4 million to $50 million, with future extensions of credit under the Revolving Credit Agreement being limited (subject to certain limited exceptions) to the issuance of letters of credit, (ii) agreed to cash collateralize all letters of credit outstanding from time to time under the Revolving Credit Agreement and (iii) paid down the outstanding balance of term loans under the Term Loan A Credit Agreement from $37.1 million to $3.7 million and shortened the maturity of the Term Loan A Credit Agreement from May 5, 2011 to December 15, 2009.

In addition, pursuant to the Amendment, the covenants contained in the Revolving Credit Agreement and the Term Loan A Credit Agreement were modified to, among other things, eliminate the negative covenants limiting liens, prepayment of indebtedness, changes in the nature of business, pension plans, payment of dividends, disposition of properties, investments, transactions with affiliates and indebtedness.  The liquidity test requiring the Company to maintain either a minimum ratio of cash flow from operations to consolidated home building interest incurred or a minimum interest reserve was also eliminated and replaced with a financial covenant requiring the Company to either (i) maintain either a minimum ratio of cash flow from operations to consolidated homebuilding interest incurred, a minimum ratio of home building EBITDA to consolidated home building interest incurred or a maximum ratio of combined net home building debt to consolidated tangible net worth or (ii) pay a fee equal to 50 basis points per quarter (the “Financial Covenant Fee”) on the outstanding principal amount of the loans under the Term Loan A Credit Agreement and prepay, on a quarterly basis, an aggregate principal amount of $7.5 million of the loans outstanding under the Term Loan A Credit Agreement and the Company’s Term Loan B Credit Agreement referred to below.  The event of default relating to the prepayment of subordinated debt was also eliminated from the Revolving Credit Agreement and the Term Loan A Credit Agreement.  In addition, pursuant to the Amendment, the Revolving Credit Agreement was amended to add an event of default relating to the maintenance of cash collateral securing outstanding letters of credit under the Revolving Credit Agreement, as well as to add certain additional events of default relating to subsidiaries of the Company that have pledged cash to secure such letters of credit, including, among other things, events of default relating to bankruptcy and insolvency events, dissolutions, liquidations and sales of assets of such subsidiaries.

The Amendment also makes certain other technical amendments to the Revolving Credit Agreement and the Term Loan A Credit Agreement.

As a result of the Amendment and pursuant to the Term Loan B Credit Agreement, dated as of May 5, 2006 (as amended, the “Term Loan B Credit Agreement”), among the Company, Bank of America, as Administrative Agent, and the lenders party thereto, the representations and warranties, covenants and events of default under the Term Loan B Credit Agreement corresponding to the representations and warranties, covenants and events of default under Revolving Credit Agreement and the Term Loan A Credit Agreement were automatically amended to conform to those set forth in the Revolving Credit Agreement and the Term Loan A Credit Agreement after giving effect to the Amendment.

We have also proposed that certain additional changes be made to the Term Loan B Credit Agreement to make the financial covenant more restrictive in future periods, and to require payment of the Financial Covenant Fee on the outstanding principal amount of the loans under the Term Loan B Credit Agreement in the event the Company does not comply with the financial covenant.  The lenders under the Term Loan B Credit Agreement will have a period of 15 business days from the date such changes are proposed to the lenders to object to these additional changes, and such additional changes will not become effective unless lenders holding in excess of 66-2/3% of the aggregate principal amount of the loans outstanding under the Term Loan B Credit Agreement do not object to them.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A Notice of Revolver and Term A Amendment, dated August 12, 2009, is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1
Eighth Amendment to Revolving Credit Agreement and Seventh Amendment to Term Loan A Credit Agreement, effective as of August 12, 2009, by and among the Company, Bank of America, N.A., as Administrative Agent for the Revolving Lenders and as Administrative Agent for the Term A Lenders, and the Revolving Lenders and the Term A Lenders signatory thereto.

10.2	Notice of Revolver and Term A Amendment, dated August 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           August 12, 2009

STANDARD PACIFIC CORP.

By:	/s/ JOHN M. STEPHENS
John M. Stephens
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Eighth Amendment to Revolving Credit Agreement and Seventh Amendment to Term Loan A Credit Agreement, effective as of August 12, 2009, by and among the Company, Bank of America, N.A., as Administrative Agent for the Revolving Lenders and as Administrative Agent for the Term A Lenders, and the Revolving Lenders and the Term A Lenders signatory thereto

10.2	Notice of Revolver and Term A Amendment, dated August 12, 2009.